As filed with the Securities and Exchange Commission on May 5, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0253240 (I.R.S. Employer Identification Number)

Subsidiary Guarantors Listed on Schedule A Hereto
(Exact name of registrants as specified in their charter)

1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	C. Thomas Harvie, Esq.
Senior Vice President, General Counsel and Secretary
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

David A. Rosinus, Esq.
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
(212) 841-1000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount to Be	Maximum Offering	Maximum Aggregate	Amount of
of Securities to Be Registered	Registered	Price Per Security	Offering Price	Registration Fee

Senior Notes	(1)	(1)	(1)	(2)

Guarantees of Senior Notes	(1)	(1)	(1)	(3)

(1)	An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Subsidiaries of The Goodyear Tire & Rubber Company may fully and unconditionally guarantee on an unsecured basis the senior notes of The Goodyear Tire & Rubber Company. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the senior notes being registered.

Schedule A
Subsidiary Guarantors

	State of	I.R.S. Employer	Address of
	Incorporation or	Identification	Registrant’s Principal	Address of
Registrant	Organization	Number	Executive Offices	Agent for Service

Celeron Corporation	Delaware	51-0269149	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Dapper Tire Co., Inc.	California	95-2012142	4025 Lockridge Street San Diego, California 92102 (714) 375-6146	Corporation Service Company—Lawyers Incorporating Service 2730 Gateway Oaks Drive Suite 100 Sacramento, California 95833 (800) 927-9800
Divested Companies Holding Company	Delaware	51-0304855	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800
Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300	Secretary 450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300
Goodyear Export Inc.	Delaware	26-2890770	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Goodyear Farms, Inc.	Arizona	86-0056985	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800
Goodyear International Corporation	Delaware	34-0253255	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Goodyear Western Hemisphere Corporation	Delaware	34-0736571	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Wheel Assemblies Inc.	Delaware	34-1879550	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Wingfoot Commercial Tire Systems, LLC	Ohio	31-1735402	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 50 West Broad Street Suite 1800 Columbus, Ohio 43215 (800) 927-9800
Wingfoot Ventures Eight Inc.	Delaware	51-0319223	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

PROSPECTUS

The Goodyear Tire & Rubber Company

Senior Notes

We may offer and sell from time to time, in one or more offerings, senior notes at prices and on terms determined at the time of any such offering. We may offer and sell the senior notes to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Each time senior notes are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the senior notes being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Investing in our securities involves risks. See “Risk factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is dated May 5, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any other offering material filed or provided by us. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any other offering material is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any other offering material is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, which allows us to offer and sell, from time to time, our senior notes in one or more offerings.

Each time we offer to sell our senior notes pursuant to this prospectus, we will provide a prospectus supplement that will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, as we describe in the section entitled “Where you can find more information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us. Before you decide whether to invest in our senior notes, you should read this prospectus, the accompanying prospectus supplement and the information that we file with the SEC.

In this prospectus, “Goodyear,” “we,” “our,” and “us” refer to The Goodyear Tire & Rubber Company and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents which have been filed with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Definitive Proxy Statement on Schedule 14A filed on March 9, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•	Current Report on Form 8-K filed on May 5, 2009.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, from the date of this prospectus until the termination of the offering of all securities under this prospectus, shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.goodyear.com) is not incorporated into this prospectus.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
Attention: Investor Relations
Telephone number: 330-796-3751

Where you can find more information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website (http://www.sec.gov) or through our website (http://www.goodyear.com). We have not incorporated by reference into this prospectus the information included on or linked from our website, and you should not consider it part of this prospectus. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates from the Public Reference Room of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

Forward-looking information—safe harbor statement

Certain information set forth herein and incorporated by reference herein may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or, in the case of information incorporated by reference herein, as of the date of the document in which such information appears. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	deteriorating economic conditions in any of our major markets, or an inability to access capital markets when necessary, may materially adversely affect our operating results, financial condition and liquidity;

•	if we do not achieve projected savings from various cost reduction initiatives or successfully implement other strategic initiatives our operating results, financial condition and liquidity may be materially adversely affected;

•	we face significant global competition, increasingly from lower cost manufacturers, and our market share could decline;

•	our pension plans are significantly underfunded and further increases in the underfunded status of the plans could significantly increase the amount of our required contributions and pension expenses;

•	higher raw material and energy costs may materially adversely affect our operating results and financial condition;

•	work stoppages, financial difficulties or supply disruptions at our major original equipment customers, dealers or suppliers could harm our business;

•	continued pricing pressures from vehicle manufacturers may materially adversely affect our business;

•	if we experience a labor strike, work stoppage or other similar event our financial position, results of operations and liquidity could be materially adversely affected;

•	our long term ability to meet current obligations and to repay maturing indebtedness is dependent on our ability to access capital markets in the future and to improve our operating results;

•	the challenges of the present business environment may cause a material reduction in our liquidity as a result of an adverse change in our cash flow from operations;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•	any failure to be in compliance with any material provision or covenant of our secured credit facilities could have a material adverse effect on our liquidity and our results of operations;

•	our capital expenditures may not be adequate to maintain our competitive position and may not be implemented in a timely or cost-effective manner;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we have substantial fixed costs and, as a result, our operating income fluctuates disproportionately with changes in our net sales;

•	we may incur significant costs in connection with product liability and other tort claims;

•	our reserves for product liability and other tort claims and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•	we may be required to provide letters of credit or post cash collateral if we are subject to a significant adverse judgment or if we are unable to obtain surety bonds, which may have a material adverse effect on our liquidity;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•	our international operations have certain risks that may materially adversely affect our operating results;

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results;

•	the terms and conditions of our global alliance with Sumitomo Rubber Industries, Ltd., or SRI, provide for certain exit rights available to SRI in September 2009 or thereafter, upon the occurrence of certain events, which could require us to make a substantial payment to acquire SRI’s interest in certain of our joint venture alliances (which include much of our operations in Europe);

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected; and

•	we may be impacted by economic and supply disruptions associated with events beyond our control, such as war, acts of terror, political unrest, public health concerns, labor disputes or natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

The company

We are one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. For the twelve months ended March 31, 2009, our net sales were $18.1 billion and we had a Goodyear net loss of $557 million. Together with our U.S. and international subsidiaries and joint ventures, we develop, manufacture, market and distribute tires for most applications. We also manufacture and market rubber-related chemicals for various applications. We are one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, we operate approximately 1,600 tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. We manufacture our products in 61 manufacturing facilities in 25 countries, including the United States, and we have marketing operations in almost every country around the world. As of March 31, 2009, we employed approximately 71,000 full-time and temporary associates worldwide.

We are an Ohio corporation, organized in 1898. Our principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is (330) 796-2121.

Risk factors

Investing in our senior notes involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus or the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or contained in or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk factors” included or incorporated by reference in the applicable prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Use of proceeds

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of senior notes offered by this prospectus for general corporate purposes. General corporate purposes may include:

•	repayment or refinancing of a portion of our existing short-term or long-term debt;
•	redemption or repurchases of certain outstanding securities;
•	capital expenditures;
•	additional working capital;
•	loans or advances to affiliates; and
•	other general corporate purposes.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of our senior notes.

Ratio of earnings to fixed charges

	Year ended December 31,									Three Months Ended
	2008		2007		2006	2005		2004		March 31, 2009

Ratio of earnings to fixed charges[1]	1.33	x	1.70	x	*	1.76	x	1.40	x	**

*	Earnings for the year ended December 31, 2006 were inadequate to cover fixed charges. The coverage deficiency was $228 million.

**	Earnings for the three months ended March 31, 2009 were inadequate to cover fixed charges. The coverage deficiency was $366 million.

(1)	For purposes of calculating our ratio of earnings to fixed charges:

•	earnings consist of pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus (i) amortization of previously capitalized interest and (ii) distributed income of equity investees less (i) capitalized interest and (ii) minority interest in pre-tax income of consolidated subsidiaries with no fixed charges.

•	fixed charges consist of (i) interest expense, (ii) capitalized interest, (iii) amortization of debt discount, premium or expense, (iv) the interest portion of rental expense (estimated to equal 1/3 of such expense, which is considered a reasonable approximation of the interest factor) and (v) proportionate share of fixed charges of investees accounted for by the equity method.

•	the consolidated ratio of earnings to fixed charges is determined by adding back fixed charges, as defined above, to earnings, as defined above, which is then divided by fixed charges, as defined above.

Description of our senior notes

A description of the senior notes will be set forth in the applicable prospectus supplement.

Plan of distribution

We may sell our senior notes offered by this prospectus:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly by us to other purchasers; or
•	through a combination of any such methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the senior notes in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of senior notes, the underwriters or agents may receive compensation from us or from purchasers of the senior notes for whom they may act as agents. The underwriters may sell senior notes to or through dealers, who may also receive compensation from purchasers of the senior notes for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the senior notes may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the senior notes by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of senior notes, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the senior notes from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Legal matters

In connection with particular offerings of senior notes, and if stated in the applicable prospectus supplements, the validity of the senior notes and certain other matters will be passed upon for us by Covington & Burling LLP, New York, New York. In connection with particular offerings of senior notes, and if stated in the applicable prospectus supplements, certain matters with respect to the senior notes will be passed upon for us by C. Thomas Harvie, our General Counsel. Mr. Harvie is paid a salary by us, is a participant in our Performance Recognition Plan, Executive Performance Plan and equity compensation plans, and owns and has options to purchase shares of our common stock. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K filed on May 5, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution

The following table sets forth the expenses payable by us in connection with the sale of the senior notes being registered hereby. All the amounts shown are estimates, except the registration fee.

Expense	Amount to be Paid

SEC registration fee	$	*
Legal fees and expenses		655,000
Accounting fees and expenses		225,000
Printing and duplicating expenses		150,000
Rating Agency Fees		467,500
Trustee Fees		6,500
Miscellaneous		—

Total		$1,504,000

*	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

Item 15.	Indemnification of directors and officers

The Goodyear Tire & Rubber Company
The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he reasonably believed to be the best interests of the company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the company even if the company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Delaware guarantors
Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The bylaws of each Delaware guarantor require such guarantor to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

In addition, the bylaws of Wingfoot Ventures Eight, Inc., Wheel Assemblies, Inc., Goodyear Western Hemisphere Corporation, Goodyear International Corporation, and Goodyear Export Inc. provide that the directors and officers of each of these guarantors shall not be liable to the respective guarantor for any loss, damage, liability or expense suffered by such guarantor, provided that the director or officer (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.

Wingfoot Commercial Tire Systems, LLC
Wingfoot Commercial Tire Systems, LLC is an Ohio limited liability company. Section 1705.32 of the Ohio Revised Code gives a limited liability company formed under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the company, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the company, the company may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The operating agreement of Wingfoot Commercial Tire Systems, LLC requires the company to indemnify and advance expenses to each present and future director or officer of the company to the full extent allowed by the laws of the State of Ohio.

Goodyear Canada Inc.
Goodyear Canada Inc. is an Ontario corporation. Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation (or former directors or officers or persons who have acted as a director or officer of another body corporate at the request of the corporation) against all costs, charges and expenses (including any settlement amount paid) reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of such corporation or body corporate, if: (i) the person acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. A director or officer of a corporation is entitled to such indemnity from the corporation if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and if he or she fulfilled the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify a director or officer in respect of an action by or on behalf of the corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation, if he or she fulfills the conditions set out in (i) above.

In addition, the bylaws of Goodyear Canada Inc. require the corporation to indemnify its directors and officers, subject to the OBCA, from and against (a) any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that the director or officer sustains or incurs in respect of any civil, criminal or administrative action, suit or proceeding that is proposed or commenced against such person by reason of his or her being or having been a director or officer of the corporation or such other body corporate; and (b) all other costs, charges and expenses that the person sustains or incurs in respect of the affairs of the corporation.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc.
Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc. are Arizona corporations. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and the individual reasonably believed that the conduct was in the best interests of the corporation and, in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-854 of the Arizona Revised Statutes requires a corporation to indemnify (a) an outside director whose conduct was in good faith and who reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (b) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding. Neither the articles of incorporation of Divested Litchfield Park Properties, Inc. nor Goodyear Farms, Inc. limit the indemnification provisions provided by Section 10-854.

Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Dapper Tire Co., Inc.
Dapper Tire Co., Inc. is a California corporation. Section 317 of the California Corporations Code authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, the indemnification is limited to expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action. A corporation is required to indemnify a director or officer to the extent that such person has been successful on the merits in defense of such criminal or civil suit. However, a corporation is not authorized to indemnify a director or officer: (a) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (b) in respect of amounts paid in settling or otherwise disposing of a pending action without court approval or (c) in respect of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

The Goodyear Tire & Rubber Company

By:	/s/ DARREN R. WELLS
Name:     Darren R. Wells

Title:	Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. KEEGAN Robert J. Keegan	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 5, 2009

/s/ DARREN R. WELLS Darren R. Wells	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2009

/s/ THOMAS A. CONNELL Thomas A. Connell	Vice President and Controller (Principal Accounting Officer)	May 5, 2009

* Rodney O’Neal	Director

* Shirley D. Peterson	Director

* Stephanie A. Streeter	Director

* Denise M. Morrison	Director

* James C. Boland	Director

Signature	Title	Date

* Thomas H. Weidemeyer	Director

* Michael R. Wessel	Director

* G. Craig Sullivan	Director

* W. Alan McCollough	Director

* James A. Firestone	Director

*By: /s/ DARREN R. WELLS Darren R. Wells		May 5, 2009
Attorney-in-fact for each of the persons indicated

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Celeron Corporation

By:	/s/ RICHARD J. KRAMER
Name: Richard J. Kramer
Title:    President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Director, Vice President and Treasurer (Principal Financial Officer)	May 5, 2009

/s/ RICHARD J. NOECHEL Richard J. Noechel	Director, Vice President and Controller (Principal Accounting Officer)	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Dapper Tire Co., Inc.

By:	/s/ DAMON J. AUDIA
Name: Damon J. Audia
Title:    Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN T. HALE Steven T. Hale	President (Principal Executive Officer)	May 5, 2009

/s/ RYAN G. PATTERSON Ryan G. Patterson	Director, Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director	May 5, 2009

/s/ DARREN R. WELLS Darren R. Wells	Director	May 5, 2009

/s/ JOHN F. WINTERTON John F. Winterton	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on May 5, 2009.

Divested Companies Holding Company

By:	/s/ D. BRENT COPELAND
Name:     D. Brent Copeland

Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)	May 5, 2009

/s/ TODD M. TYLER Todd M. Tyler	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ RANDALL M. LOYD Randall M. Loyd	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on May 5, 2009.

Divested Litchfield Park Properties, Inc.

By:	/s/ D. BRENT COPELAND
Name:     D. Brent Copeland

Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)	May 5, 2009

/s/ TODD M. TYLER Todd M. Tyler	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ RANDALL M. LOYD Randall M. Loyd	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 5, 2009.

Goodyear Canada Inc.

By:	/s/ DOUGLAS S. HAMILTON
Name: Douglas S. Hamilton
Title:    President

By:	/s/ ROBIN M. HUNTER
Name: Robin M. Hunter
Title:    Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. HAMILTON Douglas S. Hamilton	Director and President (Principal Executive Officer)	May 5, 2009

/s/ CAROLINE A. PAJOT Caroline A. Pajot	Comptroller (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ RICHARD J. NOECHEL Richard J. Noechel	Director	May 5, 2009

Signature	Title	Date

/s/ CHARLES L. MICK Charles L. Mick	Director	May 5, 2009

/s/ MARC O. VOORHEES Marc O. Voorhees	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Goodyear Export Inc.

By:	/s/ DAMON J. AUDIA
Name: Damon J. Audia
Title:    Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DARREN R. WELLS Darren R. Wells	Director, Chairman of the Board and President (Principal Executive Officer)	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Vice President and Treasurer (Principal Financial Officer)	May 5, 2009

/s/ RICHARD J. NOECHEL Richard J. Noechel	Vice President and Controller (Principal Accounting Officer)	May 5, 2009

/s/ BERTRAM BELL Bertram Bell	Director	May 5, 2009

/s/ ANTHONY E. MILLER Anthony E. Miller	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Goodyear Farms, Inc.

By:	/s/ RICHARD J. KRAMER
Name:     Richard J. Kramer

Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Vice President and Treasurer (Principal Financial Officer)	May 5, 2009

/s/ THOMAS A. CONNELL Thomas A. Connell	Director, Vice President and Controller (Principal Accounting Officer)	May 5, 2009

/s/ BERTRAM BELL Bertram Bell	Director	May 5, 2009

/s/ ANTHONY E. MILLER Anthony E. Miller	Director	May 5, 2009

Signature	Title	Date

/s/ DARREN R. WELLS Darren R. Wells	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Goodyear International Corporation

By:	/s/ DAMON J. AUDIA
Name: Damon J. Audia
Title:    Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. KEEGAN Robert J. Keegan	Director, Chairman of the Board and President (Principal Executive Officer)	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Vice President and Treasurer (Principal Financial Officer)	May 5, 2009

/s/ RICHARD J. NOECHEL Richard J. Noechel	Director, Vice President and Controller (Principal Accounting Officer)	May 5, 2009

/s/ BERTRAM BELL Bertram Bell	Director	May 5, 2009

/s/ CHRISTOPHER W. CLARK Christopher W. Clark	Director	May 5, 2009

Signature	Title	Date

/s/ RICHARD J. KRAMER Richard J. Kramer	Director	May 5, 2009

/s/ DARREN R. WELLS Darren R. Wells	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Goodyear Western Hemisphere Corporation

By:	/s/ RICHARD J. KRAMER
Name: Richard J. Kramer
Title:    President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. KEEGAN Robert J. Keegan	Director and Chairman of the Board	May 5, 2009

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Vice President and Treasurer (Principal Financial Officer)	May 5, 2009

/s/ THOMAS A. CONNELL Thomas A. Connell	Director, Vice President and Controller (Principal Accounting Officer)	May 5, 2009

/s/ BERTRAM BELL Bertram Bell	Director	May 5, 2009

/s/ DARREN R. WELLS Darren R. Wells	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Wheel Assemblies Inc.

By:	/s/ DAMON J. AUDIA
Name: Damon J. Audia
Title:    Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. KRAMER Richard J. Kramer	Director, President and Chief Executive Officer (Principal Executive Officer)	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director	May 5, 2009

/s/ DARREN R. WELLS Darren R. Wells	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 5, 2009.

Wingfoot Commercial Tire Systems, LLC

By:	/s/ D. BRENT COPELAND
Name: D. Brent Copeland
Title:    President and Chief Operating Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. BRENT COPELAND D. Brent Copeland	President and Chief Operating Officer (Principal Executive Officer)	May 5, 2009

/s/ TODD M. TYLER Todd M. Tyler	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ THOMAS A. CONNELL Thomas A. Connell	Director	May 5, 2009

/s/ EVAN M. SCOCOS Evan M. Scocos	Director	May 5, 2009

/s/ M. JOSEPH COPELAND M. Joseph Copeland	Director	May 5, 2009

Signature	Title	Date

/s/ RICHARD J. KRAMER Richard J. Kramer	Director	May 5, 2009

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director	May 5, 2009

/s/ DAMON J. AUDIA Damon J. Audia	Director	May 5, 2009

/s/ RICHARD J. NOECHEL Richard J. Noechel	Director	May 5, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on May 5, 2009.

Wingfoot Ventures Eight Inc.

By:	/s/ D. BRENT COPELAND
Name:     D. Brent Copeland

Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, C. THOMAS HARVIE AND DAMON J. AUDIA, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)	May 5, 2009

/s/ TODD M. TYLER Todd M. Tyler	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 5, 2009

/s/ RANDALL M. LOYD Randall M. Loyd	Director	May 5, 2009

Exhibit Index

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement
4	.1**	Form of Senior Notes Indenture
4	.2**	Form of Senior Note (included as Exhibit 1 to the Appendix to the Form of Senior Notes Indenture filed as Exhibit 4.1)
5	.1**	Opinion of Covington & Burling LLP
12.1		Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009)
23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2**	Consent of Covington & Burling LLP (included in Exhibit 5.1)
23	.3**	Consent of Bates White, LLC
24	.1**	Powers of Attorney
25	.1**	Form T-1 Statement of Eligibility with respect to the Senior Notes Indenture and related Guarantees

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.